校園一指通 (香港) 有限公司
SCHOOL TOUCH (HK) LIMITED
香港[illegible]
[illegible] Road, North Point, Hong Kong
電話 TEL: (852) [illegible] 傳真 FAX: (852) [illegible]

24th January 2005

Lam Yat Hung, Remus
Flat B, 18/F., Jade Heights,
Belair Gardens, Shatin,
N.T.

Dear Mr. Lam,

LETTER OF APPOINTMENT

We have much pleasure in offering you the position of Sales Engineer in our Company, subject to the terms and conditions set out below:-

Commencing Date:	24th January 2005
Office Hours:	9:00am-6:00pm Monday to Friday
Salary:	HK$12,000 per month + Commission of 3% of the Sales Turnover
Probation:	You will serve a probationary period of 3 months from 24th January 2005 to 23rd April 2005, which may be extended at the discretion of the Company. If the Company considers you suitable for the job and your performance is satisfactory, you will be confirmed employment by receiving of a formal letter from the Company.
Performance Review:	Your performance will be reviewed once a year on 1st January.
Holidays & Annual Leave:	After probation you will be entitled to enjoy Annual leave with pay. Human Resources Department will provide annual leave details. Normal public holidays will be observed. Unused annual leave can only be carried forward to the following year.
Bonus:	The Company awards a bonus on the last working day prior to Chinese New Year, for those employees who have completed a full twelve months and are employed by the Company at the date of payment. The bonus will not be paid if an employee leaves the Company prior to the payment date.

校園一指通

校園一指通 (香港) 有限公司
SCHOOL TOUCH (HK) LIMITED
[illegible]
[illegible] North Point, Hong Kong
電話 TEL: (852) [illegible] 傳真 FAX: (852) [illegible]

Termination:	During the probationary period, either party may terminate the service of employment at any time with 7 days notice or payment in lieu thereof. After being confirmed, one month written notice or payment in lieu will be required to terminate the appointment.
Confidentiality:	It is understood that all Company information entrusted to you should be kept confidential during and after your employment with the Company.
Acceptance:	Please sign and return the duplicate copy of this letter in confirmation of your acceptance of all the matters set out herein.

The Employer:
For and on behalf of
SCHOOL TOUCH (HK) LIMITED

Ms. Yau Wai (Stella)
Operation Manager

The Employee:
I agreed & accepted the above terms & conditions

Mr. Lam Yat Hung (Remus)
HKID Card No.: V017042(6)

校園一指通 (香港) 有限公司
SCHOOL TOUCH (HK) LIMITED
香港英皇道734號[illegible]101室
Room 101, Stanhope House, 734 King's Road, Hong Kong.
電話 TEL: (852) [illegible] 傳真 FAX: (852) [illegible]

Notice of Transfer

Without Change in Terms of Employment

1st December 2006

Mr. Lam Yat Hung, Remus
Flat B, 18/F., Jade Heights,
Belair Gardens, Shatin,
N.T.

Dear Mr. Lam,

Re: Notice of Transfer

This is to confirm that with effective from 1st December 2006, you will be transferred to Home Touch Limited as Senior Project Manager. As of the transferred date, you will be considered to be under the employment of Home Touch Limited.

Your basic salary shall remain unchanged.

Your service will for all purposes be treated as if it had commenced with this Company as from the date when you were first employed by BioTech Technology Limited.

All obligations arising out of your previous service with BioTech Technology Limited whether contractual or under the current terms and conditions of employment shall remain unchanged and will be discharged by Home Touch Limited as of your transfer date.

By accepting this transfer, you also undertake to us that you have no claims whatsoever against Home Touch Limited arising out of the transfer or in connection with anything arising from or in respect of your employment with BioTech Technology Limited.

Yours sincerely

Operation Manager

Accepted by

Lam Yat Hung / Date 01/12/06